Exhibit 4.2

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 24th day of December 2007, by and among REAL D, a California corporation (the “Company”), each of the investors listed on Exhibit A hereto (each an “Investor” and collectively the “Investors”), and Michael V. Lewis and Joshua Greer (each a “Founder”, and collectively the “Founders”, and collectively with the Investors, the “Shareholders”).

RECITALS

WHEREAS, the Company and certain of the Investors (the “Series D Holders”) have entered into a Series D Preferred Stock Purchase Agreement dated as of December 24, 2007 (the “Series D Agreement”) pursuant to which the Company will issue and sell shares of the Series D Preferred Stock of the Company to certain of such Investors (the “Series D Preferred Stock”, and together with the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the “Preferred Stock”);

WHEREAS, the other Investors (the “Prior Investors”) are holders of outstanding shares of the Company’s Preferred Stock, and such parties have also been granted certain registration, information and other rights pursuant to an Investors’ Rights Agreement dated March 7, 2007 by and among the Company, the Founders and the Prior Investors (the “Prior Agreement”); and

WHEREAS, to induce the Series D Holders to purchase the shares of Series D Preferred Stock from the Company, and as a condition to the Series D Holders’ acquisition of the Company’s capital stock, the Company, the Founders and the Prior Investors now desire to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement. Section 3.7 of the Prior Agreement provides that the Prior Agreement may be amended by the written consent of the Company, the Founders and the Shareholders (other than the Founders) holding a majority of the then-outstanding Registrable Securities (other than the Founders’ shares).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Company, the Investors and the Founders hereby agree as follows:

1.             Registration Rights. The Company covenants and agrees as follows:

1.1          Definitions. For purposes of this Agreement:

(a)          The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b)         The term “Act” means the Securities Act of 1933, as amended.

(c)           The term “Affiliate” means a Person that (a) directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a specified Person, or (b) is an officer, director, general partner, trustee or manager of such Person, or of a Person described in clause (a) of this sentence. A Person shall be “controlled by” another Person if the other possesses, directly or indirectly, power either (1) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person, or (2) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d)           The term “Charter” means the Company’s Third Amended and Restated Articles of Incorporation, as amended from time to time.

(e)           The term “Founders’ Shares” means the shares of Common Stock previously issued to the Founders.

(f)            The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC, or any successor form thereto.

(g)           The term “Holder” means any person owning Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(h)           The term “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other entity, or a governmental entity (or any department, agency or political subdivision thereof).

(i)            The term “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j)            The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of all of the shares of the Series A Preferred Stock of the Company, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock of the Company, now owned or hereinafter acquired by each Investor and held by it or any successor or permitted assignee, (ii) the Founders’ Shares and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above, excluding in all cases, however, any Registrable Securities that have been sold by a Person in a transaction in which his or her rights under this Section 1 are not assigned or that have been sold by a Person pursuant to a registration statement under the Act covering such Registrable Securities that has been declared effective by the SEC or in an open market transaction under Rule 144 of the Act.

(k)           The term “Registrable Series C Securities” means shares of Common Stock issuable or issued upon conversion of shares of Series C Preferred Stock (or any securities issued as a dividend or other distribution with respect thereto, or in exchange or replacement therefor).

(l)             The term “Registrable Series D Securities” means shares of Common Stock issuable or issued upon conversion of shares of Series D Preferred Stock (or any securities issued as a dividend or other distribution with respect thereto, or in exchange or replacement therefor).

(m)          The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(n)           The term “SEC” means the Securities and Exchange Commission.

(o)           The term “Shamrock” means Shamrock Capital Growth Fund II, L.P., and its Affiliates, successors and permitted assigns.

1.2          Request for Registration.

(a)           If the Company shall receive at any time after the six (6) month anniversary of the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), a written request from Shamrock (together with other Holders, if any, as determined by Shamrock) that the Company file a registration statement under the Act covering the registration of Registrable Securities having an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of $20,000,000, then the Company shall:

(i)            within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

(ii)           as soon as practicable, use reasonable best efforts to effect the registration under the Act of all Registrable Securities which the Holders request to be registered, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company, within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5, subject to the limitations of Section 1.2(b).

(b)           If the Holders initiating the registration request under Section 1.2(a) (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a), and the Company shall include such information in the written notice referred to in Section 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to Shamrock. In such event, the right of any Holder to include his, her or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated, first, among all Holders of Registrable Series C Securities and Registrable Series D Securities in proportion (as nearly as practicable) to the relative amount of such shares held by each such Holder, and, thereafter, among all other Holders in proportion (as nearly as practicable) to the relative amount of Registrable Securities of the Company requested to be registered by each such Holder; provided, however, that the number of shares of Registrable Series C Securities and Registrable Series D Securities to be included in such underwriting shall not be reduced unless all other securities (including Founders’ Shares) are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest 100 shares.

(c)           Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d)           In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i)            After the Company has effected two (2) registrations requested by Shamrock pursuant to Section 1.2(a) and such registrations have been declared or ordered effective; provided, that if any such request pursuant to this Section 1.2 is subsequently withdrawn in writing by Shamrock, it shall not be counted against the limitation of requests set forth in this Section 1.2(d)(i);

(ii)           If at the time of the request to register Registrable Securities the Company gives notice within 20 days of such request that it intends within ninety (90) days to file a registration subject to Section 1.3 hereof; or

(iii)          During the period commencing with the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided, that the Company is actively employing in good faith reasonable best efforts to cause such registration statement to become effective.

1.3          Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, use its reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4          Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders (other than Founders) holding a majority of the Registrable Securities (other than Founders’ Shares) and registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto. Notwithstanding any other provision of this Agreement, the Company may delay the filing or effectiveness of any registration statement for a period of up to 30 days after the date of a request for registration pursuant to Section 2 (a) if at the time of such request the Board of the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company; provided, however, that the Company shall only be entitled to invoke such right two (2) times during the duration of this Agreement (and no more than one time during any twelve (12) month period);

(b)           Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for the period set forth in Section 1.4(a) above;

(c)           Furnish to each Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request from time to time in order to facilitate the disposition of Registrable Securities owned by it;

(d)           Register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already required to qualify to do business or subject to service in such jurisdiction and except as may be required by the Act;

(e)           In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)            Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(g)           Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed (if any);

(h)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i)            Use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and

(j)            The Company will cause members of its senior management (including the President and/or Chief Executive Officer and Chief Financial Officer) to participate on a reasonable basis in presentations concerning the Company and its securities in connection with the Company’s efforts to market the Registrable Securities pursuant to Section 1.2 hereof, including, without limitation, participation in meetings with potential investors and preparation of all materials for such investors.

1.5          Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6          Expenses of Demand Registration. All expenses (other than underwriting discounts and commissions applicable to shares registered by the selling Holders, which shall be borne pro rata by all selling Holders) in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and the fees and disbursements of one counsel for the selling Holders selected by Shamrock (which fees and disbursements to counsel shall not exceed $50,000) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of Shamrock (in which case all participating Holders shall bear such expenses pro rata by such Holders (based on the number of shares requested to be registered by them), unless Shamrock agrees to forfeit their right to one demand registration pursuant to Section 1.2(a); provided, however, that if at the time of such withdrawal, Shamrock shall have learned of a material adverse change in the condition or business of the Company from that known to Shamrock at this time or the time of their request and have withdrawn the request promptly following discovery or disclosure of such material adverse change (a “Permitted Withdrawal”), then the Holders shall not be required to pay any such expenses and shall not be required to forfeit any such demand registration right.

1.7          Expenses of Company Registration. All expenses (other than underwriting discounts and commissions applicable to shares registered by the selling Holders, which shall be borne pro rata by all selling Holders) incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers and accounting fees and the fees and disbursements of one counsel for the selling Holders selected by Shamrock (which fees and disbursements to counsel shall not exceed $50,000) shall be borne by the Company.

1.8          Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least fifteen (15) business days prior to the effective date of the registration statement. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the number of shares to be included in the underwriting shall be allocated, first, to the Company; second, among all Holders of Registrable Series C Securities and Registrable Series D Securities in proportion (as nearly as practicable) to the relative amount of such shares held by each such Holder; third, among the other Holders in proportion (as nearly as practicable) to the relative amount of Registrable Securities of the Company requested to be registered by each such Holder; and fourth, to any other holder of registrable securities. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest 100 shares.

1.9          Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10        Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1.

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors and shareholders of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act (collectively, the “Indemnified Persons”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws, or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will pay to each such Indemnified Person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.10(a) shall not apply to (1) amounts paid in settlement of any such loss, claim, damage, liability, or action, if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), (2) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Person under an instrument duly executed by such Person expressly for use in connection with such registration, or (3) any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon the use or delivery by such Holder, underwriter or controlling person of a prospectus as of the time of such use or delivery, other than the most current prospectus delivered to such Holder, underwriter or controlling person by the Company.

(b)           To the extent permitted by law, each selling Holder will, if Registrable Securities held by such Holder are included in the applicable registration, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other shareholder of the Company that is selling securities in such registration and any controlling person of any such underwriter or such other shareholder, against any losses, claims, damages, or liabilities joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (i) any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration, (ii) the use or delivery by such Holder of a prospectus as of the time of such use or delivery, other than the most current prospectus delivered to such Holder by the Company, and each such Holder will pay any legal or other expenses reasonably incurred by any such person intended to be indemnified pursuant to this Section 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action if it is judicially determined that there was such violation; provided, however, that the indemnity agreement contained in this Section 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, that, in no event shall any indemnity under this Section 1.10(b) exceed the net proceeds received by such Holder from the offering (i.e., net of payment of all expenses incurred by such Holder, as well as underwriting discounts and commissions paid by such Holder), except in the case of fraud or intentional misrepresentation by such Holder.

(c)           Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually and reasonably satisfactory to the indemnifying parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)           If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder (when combined with any indemnification otherwise provided by such Holder under this Section 1.10) exceed the net proceeds received by such Holder from the offering (i.e., net of payment of all expenses incurred by such Holder, as well as underwriting discounts and commissions paid by such Holder), except in the case of fraud or intentional misrepresentation by such Holder.

(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f)            The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

1.11        Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)           make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times beginning ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b)           take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)           file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d)           furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

1.12        Form S-3 Registration. In case the Company shall receive from any Holder or Holders (other than a Founder) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company, will:

(a)           promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)           as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000; (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)           Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses (other than underwriting discounts and commissions, if any, applicable to shares sold by the selling Holders, which shall be borne pro rata by all selling Holders) incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to this Section 1.12, including (without limitation), all registration, filing and qualification fees, printer’s and accounting fees, and the reasonable fees and disbursements of one counsel for the selling Holders selected by Shamrock (if Shamrock is a selling Holder) or by such Holders (if Shamrock is not a selling Holder) (which fees and disbursements to counsel shall not exceed $50,000) shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Section 1.2 or Section 1.3, respectively.

1.13        Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who (together with any Affiliates) after such assignment or transfer, holds at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for future stock splits, stock dividends, combinations, recapitalizations, and similar events); provided that (a) the Company is, within a reasonable time after such transfer (in any event within 30 days after such transfer), furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if, immediately following such transfer, the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.14        Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Shamrock, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to (a) include such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.12 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included, or (b) make a demand registration.

1.15                        “Market Stand-Off Agreement.” Each Holder hereby agrees that, during the period of duration specified by the underwriter of Common Stock or other securities of the Company following the effective date of a registration statement of the Company filed under the Act relating to a public offering of the Company’s Common Stock, it shall not, to the extent requested in writing by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed 180 days in connection with the initial public offering and shall not exceed 90 days in connection with any other such public offering. The obligations described in this Section 1.15 shall apply only if all officers, directors and holders of not less than one percent (1%) of the fully-diluted capital stock of the Company enter into similar agreements. Furthermore, if the restrictions under this Section 1.15 is waived with respect to any party, then it is waived with respect to all parties

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

1.16                        Termination of Registration Rights.

(a)                                  No Holder shall be entitled to exercise any right provided for in this Section 1 after 5 years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its Common Stock to the general public.

(b)                                 In addition, the right of any Holder to request inclusion in any registration pursuant to this Agreement shall terminate on (i) the closing of the first sale of securities of the Company pursuant to a registration statement filed by the Company under the Act if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may then immediately be sold under Rule 144 during any 90-day period, or (ii) on such date after the closing of such first sale of securities as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may then immediately be sold under Rule 144 during any 90-day period, if, in either case, the Company is then subject to the provisions of the 1934 Act, and the Company’s Common Stock is listed on a national exchange or Nasdaq.

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements. The Company shall deliver to each (a) Holder (other than a Founder) who (together with any Affiliates) then holds at least 1,500,000 shares of Registrable Securities (subject to appropriate adjustment for future stock splits, stock dividends, combinations, recapitalizations, and similar events) (each, a “Significant Investor”):

(a)                                  as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company beginning with the fiscal year ending March 31, 2007, an income statement for such fiscal year, a balance sheet of the Company and statements of shareholder’s equity and cash flows, for and as of the end of such year, including a comparison to the budget and prior year performance, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b)                                 as soon as practicable, but in any event within 45 days after the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2007, an unaudited income statement, an unaudited statements of shareholder’s equity and cash flows, and an unaudited balance sheet for and as of the end of such quarter, including a comparison to the budget and prior year performance for the same periods and for the year to date period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, and attaching thereto a certificate of the Chief Financial Officer of the Company as to the foregoing.

(c)                                  as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget for the next fiscal year, including balance sheets and sources and applications of funds statements, revenue projections, profit and loss projections, cash flow projections, and capital expenditures, all on a quarterly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

In addition, the Company will allow each Significant Investor to visit and inspect any of the properties of the Company and its subsidiaries (upon reasonable advance notice) and will deliver or provide to each Significant Investor, with reasonable promptness, any information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as such Significant Investors may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information that it considers in good faith to be a trade secret or to contain confidential or classified information unless such Significant Investor enters into a confidentiality agreement with the Company.

2.2                               Termination of Covenants. The covenants set forth in Section 2.1(a) and Section 2.1(b) and in Section 2.4 through Section 2.6 shall terminate and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public is consummated, or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.3                               Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

2.4                               Stock Vesting. Unless otherwise approved by the Company’s Board of Directors (including the Series C Director, as such term is defined in the Charter), all stock, stock options and other stock equivalents issued after the date of this Agreement to employees, directors and consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock shall vest at the end of the first year following the date of issuance, and (b) seventy-five percent (75%) of such stock shall vest monthly over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company’s repurchase option shall provide that, upon such person’s termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock then held by such person. The Company shall retain a “right of first refusal” on employee transfers until the Company’s initial public offering and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement.

2.5                               Director’s Liability and Indemnification. The Charter and Bylaws shall provide (a) for elimination of the liability of directors to the maximum permitted by law, and (b) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. The Company will maintain its director and officer’s liability insurance for the indemnification of all of the directors on the Board of Directors. At the request of each Series C Director (as defined in the Charter), the Company shall execute and deliver to such director an indemnity agreement in substantially the form of Exhibit H attached to the Series C Preferred Stock Purchase Agreement dated as of February 22, 2007.

2.6                               Committees. The Board of Directors of the Company shall appoint a Compensation Committee to consist of directors, the majority of whom are not officers or employees of the Company, to approve compensation packages for key managers of the Company, including the President, and shall appoint an Audit Committee, and one of the Series C Directors (as such term is defined in the Charter) shall be permitted to be a member of each such committees as well as each other committee of the Board of Directors of the Company.

2.7                               Director Expenses. All reasonable expenses incurred by the directors of the Company in attending or otherwise participating in Board of Director and committee meetings and performing duties requested by the Company will be reimbursed by the Company.

2.8                               Successor Indemnification. If the Company or any of its successors or assignees (i) consolidates or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, the Charter, or elsewhere, as the case may be.

2.9                               Monitoring Fee. The Company shall pay to Shamrock an annual monitoring fee (“Annual Monitoring Fee”) of $350,000, payable semi-annually (and adjusted pro rata for any partial period) in arrears, until the QIPO or a Deemed Liquidation (each as defined in the Charter).

3.                                      Miscellaneous.

3.1                               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement (including Section 1.10, which is intended to provide benefits to third parties and is intended to be enforceable against the Company by such third parties).

3.2                               Governing Law; Jurisdiction; Service of Process. This Agreement is to be construed in accordance with and governed by the internal laws of the State of California without giving effect to the principles of conflicts of law of such state. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceedings referred to in the preceding sentence may be served on a party to this Agreement at the address for notices for such party set forth on the signature pages hereto.

3.3                               Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, and by facsimile signatures, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4                               Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The express terms of this Agreement control and supersede any course of performance or trade custom or usage inconsistent with any of its terms. Unless the express context otherwise requires: (a) “or” is not exclusive; (b) words in the singular include the plural, and words in the plural include the singular; (c) “herein,” “hereof,” and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (d) “including” will be deemed to be followed by “, but not limited to,”; (e) the masculine, feminine, and neuter genders will each be deemed to include the others; and (f) “shall,” “will,” or “agrees” are mandatory, and “may” is permissive.

3.5                               Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon receipt after deposit with an overnight delivery service, (c) upon receipt after deposit with the United States Post Office, by certified mail, return receipt request, postage prepaid, or (d) on the day of transmission by facsimile (fax) to such party (with confirmation of delivery) during regular business hours, with transmission confirmed within three (3) days by notice delivered in accordance with any of subparagraphs (a), (b) or (c) above, in each case addressed to the party to be notified at the address and/or facsimile number indicated for such party on Exhibit A attached hereto or at such other address and/or facsimile number as such party may designate by ten (10) days’ advanced written notice to the other parties, and in each case with copies to such other party or parties indicated for such party on Exhibit A attached hereto, in the same manner as described in this Section 3.5 for such party.

3.6                               Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7                               Termination, Amendments and Waivers. Any term, condition or provision of this Agreement may be amended, and the observance thereof may be waived (either generally or in a particular instance, and either retroactively or prospectively), only with the written consent of (a) the Company, (b) the Founders, and (c) the Holders (other than Founders) of a majority of the then-outstanding Registrable Securities (other than Founders’ Shares) so long as such majority includes Shamrock; provided, that any amendment that expressly treats any Shareholder in a materially adverse manner that is different than any other similarly situated Shareholder will require the separate approval of such Shareholder. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party to this Agreement that did not consent in writing to such amendment, termination or waiver. Any amendment, termination or waiver effected in accordance with this Section 3.7 shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

3.8                               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9                               Aggregation of Stock. All shares of Preferred Stock held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement; provided, that all such Affiliated Persons shall have a single attorney-in-fact for the purposes of exercising any rights, receiving notices or taking any action under this Agreement.

3.10                        Entire Agreement. This Agreement (including the Exhibits hereto, if any) and the documents referred to herein constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and supersedes in its entirety the Prior Agreement and any other prior understandings, agreements or representations by or among the parties hereto, written or oral, with regard to the subjects hereof and thereof.

3.11                        Further Assurances. Each party agrees to cooperate fully with the other parties, to take such actions, to execute such further instruments, documents and agreements, and to give such further written assurances, as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

3.12                             Specific Performance. The Company recognizes and agrees that a Shareholder shall not have an adequate remedy if the Company fails to comply with the provisions of this Agreement, and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, any Shareholder shall be entitled to seek specific performance of the Company’s obligations under this Agreement hereof, and the Company will not oppose an application seeking such specific performance based on there being an adequate remedy at law.

3.13                             Rights Cumulative. Each and all of the various rights, powers and remedies of the parties hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

3.14                             Spousal Consent. Each Investor or Founder, to the extent such party is married, shall deliver to the Company a Consent of Spouse in the form of Exhibit B attached hereto duly executed by such Shareholder’s spouse.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

THE COMPANY:

By:	/s/ Drew Skarupa

Name: Drew Skarupa

Title: Chief Financial Officer
Address: 100 N. Crescent Drive, Suite 120 Beverly Hills, CA 90210
Fax: (310) 385-4001
Phone: (310) 385-4000

FOUNDERS:

By:	/s/ Michael Lewis

Michael Lewis

By:	/s/ Joshua Greer

Joshua Greer

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

PEQUOT SCOUT FUND, L.P.

By:	Pequot Capital Management, Inc.
as Investment Manager

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

PEQUOT MARINER MASTER FUND, L.P.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

PEQUOT NAVIGATOR OFFSHORE FUND, INC.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

[Signature Page To Investor Rights Agreement]

PEQUOT DIVERSIFIED MASTER FUND, LTD.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

PEQUOT ENDOWMENT FUND, L.P.

By:	Pequot Capital Management, Inc.
as Investment Manager

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

PEQUOT CORE GLOBAL OFFSHORE FUND, INC.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

PEQUOT CORE INVESTORS FUND, INC.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

[Signature Page To Investor Rights Agreement]

PEQUOT INSTITUTIONAL FUND, INC.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

PEQUOT DIVERSIFIED MASTER FUND, LTD.

By:	Pequot Capital Management, Inc.
as Investment Advisor

/s/ Daniel Fishbane
Name:	Daniel Fishbane
Title:	Treasurer

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

[FOR ENTITY INVESTOR USE		[FOR INDIVIDUAL INVESTOR USE
FOLLOWING SIGNATURE BLOCK:]		FOLLOWING SIGNATURE BLOCK:]

Entity Name:	Shamrock Capital Growth Fund II, L.P.
[Print Entity Name]

By:	/s/ Stephen D. Royer	By:	Michael Lewis
[Sign Here]		[Sign Here]

Name:	Stephen D. Royer	Name:	/s/ Michael Lewis
[Print Name]		[Print Name]

Title:	Executive Vice President
[Print Title]

Address:	4444 Lakeside Dr.	Address:
Burbank, CA 91505

E-mail Address:	sroyer@shamrock.com	Email Address:

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

[FOR ENTITY INVESTOR USE		[FOR INDIVIDUAL INVESTOR USE
FOLLOWING SIGNATURE BLOCK:]		FOLLOWING SIGNATURE BLOCK:]

Entity Name:	Real Big LLC
[Print Entity Name]

By:		By:	/s/ Joshua Greer
[Sign Here]		[Sign Here]

Name:		Name:	Michael Lewis
[Print Name]		[Print Name]

Title:	Member
[Print Title]

Address:		Address:

Email Address:		Email Address:

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

[FOR ENTITY INVESTOR USE	[FOR INDIVIDUAL INVESTOR USE
FOLLOWING SIGNATURE BLOCK:]	FOLLOWING SIGNATURE BLOCK:]

Entity Name:
[Print Entity Name]

By:	By:	/s/ W. D. Budinger
[Sign Here]	[Sign Here]

Name:	Name:	W. D. Budinger
[Print Name]	[Print Name]

Title:
[Print Title]

Address:	Address:	1507 Grinnell St.
Key West, FL 33040

Email Address:	Email Address:	willbud8@hotmail.com

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

[FOR ENTITY INVESTOR USE	[FOR INDIVIDUAL INVESTOR USE
FOLLOWING SIGNATURE BLOCK:]	FOLLOWING SIGNATURE BLOCK:]

Entity Name:
[Print Entity Name]

By:	By:	/s/ Richard Huston
[Sign Here]	[Sign Here]

Name:	Name:	Richard Huston
[Print Name]	[Print Name]

Title:
[Print Title]

Address:	Address:	17 Greville Place
London, NWGJJE

Email Address:	Email Address:	rhuston@blueyonder.co.uk

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

[FOR ENTITY INVESTOR USE		[FOR INDIVIDUAL INVESTOR USE
FOLLOWING SIGNATURE BLOCK:]		FOLLOWING SIGNATURE BLOCK:]

Entity Name:	Susan Budinger Loncki Separate Property Trust
[Print Entity Name]

By:	/s/ Susan Martin Budinger	By:	/s/ Paul MacCaskill
[Sign Here]		[Sign Here]

Name:	Susan Martin Budinger	Name:	Paul MacCaskill
[Print Name]		[Print Name]

Title:	Trustee
[Print Title]

Address:	5225 E. Paradise Canyon Rd.	Address:	10900 Wilshire Blvd., Suite 6
Paradise Valley, AZ 85253		La, Ca 90024

Email Address:	sbudinger@rodelfoundations.org	Email Address:	[ILLEGIBLE]

[Signature Page To Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement as of the date first written above.

INVESTORS:

[FOR ENTITY INVESTOR USE		[FOR INDIVIDUAL INVESTOR USE
FOLLOWING SIGNATURE BLOCK:]		FOLLOWING SIGNATURE BLOCK:]

Entity Name:	Perspectives LLC
[Print Entity Name]

By:	/s/ David E. Richardson	By:
[Sign Here]		[Sign Here]

Name:	David E. Richardson	Name:
[Print Name]		[Print Name]

Title:	Manager
[Print Title]

Address:	2905 Piedmont Rd. NE	Address:
Atlanta, GA USA

Email Address:	[ILLEGIBLE]	Email Address:

[Signature Page To Investor Rights Agreement]

EXHIBIT A

SCHEDULE OF INVESTORS

Perspective Investments, LLC

2905 Piedmont Rd. N.E., Suite B

Atlanta, GA 30305

Richard Huston

17 Greville Place,

London NW6 5JE
United Kingdom

William D. Budinger

504 Noah Lane,

Key West, FL 33040

Hobbit Investments, LLC

1250 Red Butte Drive,

Aspen, Colorado 81611

The Susan Budinger Loncki Separate Property Trust

5225 East Paradise Canyon Road

Paradise Valley, AZ 85253

Real Big, LLC

19355 Highway 82

Carbondale, CO 81623

Attn: Andrew Lane
Paul Kagan

25849 Hatton Road

Carmel, California 93923

William Charles Powers and Carolyn Clark Powers

2012 The Strand

Manhattan Beach, CA 90266

Paul L. MacCaskill

10900 Wilshire Blvd, Suite 600,

Los Angeles, CA 90024

Shamrock Capital Growth Fund II, L.P.

4444 W. Lakeside Drive

Burbank, CA 91505

Pequot Scout Fund, L.P.

Pequot Mariner Master Fund, L.P.

Pequot Navigator Offshore Fund, Inc.

Pequot Diversified Master Fund, Ltd.

Pequot Endowment Fund, L.P.

Pequot Core Global Offshore Fund, Inc.

Pequot Core Investors Fund, Inc

Pequot Institutional Fund, Inc.

Pequot Diversified Master Fund, Ltd.

c/o Pequot Capital Management, Inc.

Attn: Amber Tencic

500 Nyala Farm Road

Westport Ct 06680

Phone: 203-429-2251

Fax: 203-557-5551

EXHIBIT B

CONSENT OF SPOUSE

I acknowledge that I have read the foregoing Investor Rights Agreement (the “Agreement”), by and among REAL D, a California corporation (the “Company”) and the Investors identified on Exhibit A thereto, and that I know its contents. I hereby appoint                                        , my spouse, as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in the Agreement or any shares of the Company under the community property laws of the state of our residence or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement or thereafter. I further agree that my spouse may join in any future amendment or modification of the Agreement without any further signature, acknowledgment, agreement or consent on my part.

I am aware that by its provisions, I and my spouse agree to be bound by the share transfer, voting and other restrictions set forth therein, and I agree that all such restrictions are fully binding and conclusive on all ownership interest I now have or hereafter may acquire in the Company. I hereby agree that all such interests are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of, or violate, the Agreement.

I further agree to perform any acts or execute any documents or instruments necessary in the reasonable judgment of any party hereto to effectuate the purposes or intent, or to complete the performance of the Agreement, and I will take no action at any time to hinder operation of the Agreement. I represent and acknowledge that I have been advised to retain counsel in connection with this Agreement and either: (i) have declined to consult with counsel, or (ii) have consulted independent counsel with respect to the effects of this Agreement on my legal rights. Having considered such legal advice or declined to consult with counsel, I freely, voluntarily and knowingly execute this Consent of Spouse which may be attached to and made a part of the Agreement, and may be relied upon by the Company and its Shareholders as an inducement to enter into the Agreement

Dated:
[Signature of Spouse]

[Printed Name of Spouse]